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                                                                    EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 31, 1998, on the consolidated financial statements of Emmis Communications Corporation for the three years ended February 28, 1998, included in Emmis Communications Corporation's Form 8-K to be filed on or about March 12, 1999 and to the incorporation by reference of our reports dated May 1, 1998, on the financial statements of Tribune New York Radio, Inc. included in Emmis Communications Corporation's Form 8-K filed on May 7, 1998 and to all references to our Firm included in this registration statement.


                                                        /s/ ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP
Indianapolis, Indiana,

March 12, 1999.